SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

Jupitermedia Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

23 Old Kings Highway South Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 7, 2005, the Registrant consummated the transactions contemplated by that certain Equity Purchase Agreement (the “Purchase Agreement”), dated as of February 12, 2005, by and among the Registrant, JupiterImages Corporation (a wholly owned subsidiary of the Registrant), Creatas, L.L.C. (the “Company”), Moffly-Creatas Investors, L.L.C., Creatas Management Investors L.L.C., MCG Capital Corporation and the individual members of certain of the Sellers identified as Seller Parties on the signature pages thereto. Pursuant to the Purchase Agreement, the Registrant acquired (the “Acquisition”) all of the outstanding equity interests of the Company, a Delaware limited liability company and the parent company of Dynamic Graphics, Inc., and PictureQuest Acquisition Company, L.L.C.

The closing of the Acquisition was initially reported by the Registrant in a Current Report on Form 8-K filed on March 9, 2005. This amendment is being filed to amend and restate Items 9.01(a) and 9.01(b) of such report in their entirety.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:

The consolidated financial statements of Creatas, L.L.C. and subsidiaries and the reports of Goldstein Golub Kessler LLP, Nexia Court & Co., Smith & Williamson Limited, the independent registered public accounting firms relating to such consolidated financial statements, are attached hereto.

(b) Pro Forma Financial Information:

The unaudited pro forma consolidated financial statements of the Registrant attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Registrant and the Company.

(c) Exhibits:

10.1 Equity Purchase Agreement, dated as of February 12, 2005, by and among Jupitermedia Corporation, JupiterImages Corporation, Creatas, L.L.C., Moffly-Creatas Investors, L.L.C., Creatas Management Investors L.L.C., MCG Capital Corporation and the members of certain sellers identified on the signature pages thereto (previously filed as Exhibit 10.1 of the Current Report on Form 8-K filed by the Registrant on February 15, 2005).*

99.1 Press Release, dated March 7, 2005, of Jupitermedia Corporation.*

*	Previously filed in the Current Report on Form 8-K filed by the Registrant on March 9, 2005.

Creatas, LLC and Subsidiaries

Report of the Independent Registered Public Accounting Firm

To the Members of Creatas, L.L.C.

We have audited the accompanying consolidated balance sheets of Creatas, L.L.C. and subsidiaries as of December 31, 2003 and 2004, and the consolidated statements of operations and comprehensive income (loss), members’ deficiency, and cash flows for the years ended December 31, 2002, 2003 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express and opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Dynamic Graphics Pty. Ltd., a wholly owned subsidiary, and Dynamic Graphics (UK) Ltd., a 99%-owned subsidiary, which statements reflect total assets of $464,924 and $923,367, respectively, as of December 31, 2003, and $492,607 and $4,705,495, respectively, as of December 31, 2004, and total revenue of $856,841 and $1,532,905, respectively, for the year ended December 31, 2002 and $1,231,265 and $3,635,211, respectively, for the year ended December 31, 2003 and $1,730,645 and $8,010,258, respectively, for the year ended December 31, 2004. Those statements were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Dynamic Graphics Pty. Ltd., and Dynamic Graphics (UK) Ltd., is based solely on the reports of the other auditors.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above represent fairly, in all material respects, the financial position of Creatas, L.L.C. and Subsidiaries sas of December 31, 2003 and 2004, and the results of their operations and their cash flows for the years ended December 31, 2002, 2003 and 2004 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

March 11, 2005

Creatas, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2003 and 2004

(in thousands)

	December 31,
	2003	2004
ASSETS
Current assets:
Cash	$621	$864
Accounts receivable, net of allowances of $345 and $380, respectively	3,606	5,990
Inventories	1,066	2,863
Prepaid expenses	422	499

Total current assets	5,715	10,216

Property and equipment, net	6,329	6,484
Intangible assets, net	926	789
Goodwill	10,754	11,324
Other assets	771	162

Total assets	$24,495	$28,975

LIABILITIES AND MEMBERS’ DEFICIENCY

Current liabilities:
Note payable	$—	$1,545
Accounts payable	6,333	8,855
Accrued expenses	762	1,967
Deferred revenue	2,740	2,640

Total current liabilities	9,835	15,007

Long-term liabilities:
Note payable – net of current maturities	16,329	15,825
Deferred interest and other	1,411	1,972

Total liabilities	27,575	32,804

Commitments

Members’ deficiency	(3,080)	(3,829)

Total liabilities and members’ deficiency	$24,495	$28,975

See notes to consolidated financial statements.

Creatas, LLC and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years Ended December 31, 2002, 2003 and 2004

(in thousands)

	Year Ended December 31,
	2002	2003	2004
Revenues	$31,566	$36,124	$43,073
Cost of revenues	14,233	15,282	16,697

Gross profit	17,333	20,842	26,376

Operating expenses:
Marketing expenses	6,543	4,250	5,176
General and administrative	10,370	15,845	20,176

Total operating expenses	16,913	20,095	25,352

Operating income	420	747	1,024

Interest income	8	1	—
Interest expense	(1,826)	(2,185)	(2,066)
Other income	41	2,026	46

Income (loss) before income taxes	(1,357)	589	(996)

Provision (benefit) for income taxes	(18)	14	(160)

Net income (loss)	(1,339)	575	(836)

Foreign currency translation adjustment	(64)	(128)	87

Comprehensive income (loss)	$(1,403)	$447	$(749)

See notes to consolidated financial statements.

Creatas, LLC and Subsidiaries

Consolidated Statements of Members’ Deficiency

For the Years Ended December 31, 2002, 2003 and 2004

(in thousands)

	Total Members’ Deficiency	Member Contributions	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Notes Receivable
Balance at January 1, 2002	$(1,324)	$—	$(1,335)	$11	$—

Member distribution	(50)	—	(50)	—	—
Foreign currency translation adjustment	(64)	—	—	(64)	—
Net loss	(1,339)	—	(1,339)	—	—

Balance at December 31, 2002	(2,777)	—	(2,724)	(53)	—

Member contributions	750	1,783	—	—	(1,033)
Member distribution	(1,500)	—	(1,500)	—	—
Foreign currency translation adjustment	(128)	—	—	(128)	—
Net income	575	—	575	—	—

Balance at December 31, 2003	(3,080)	1,783	(3,649)	(181)	(1,033)

Foreign currency translation adjustment	87	—	—	87	—
Net loss	(836)	—	(836)	—	—

Balance at December 31, 2004	$(3,829)	$1,783	$(4,485)	$(94)	$(1,033)

See notes to consolidated financial statements.

Creatas, LLC and Subsidiaries

For the Years Ended December 31, 2002, 2003 and 2004

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2002	2003	2004
Cash flows from operating activities:
Net income (loss)	$(1,339)	$575	$(836)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	—	4	(157)
Deferred interest	468	949	563
Depreciation and amortization	889	1,020	1,925
Provision for doubtful accounts	168	77	19
Loss on disposal of capital assets	1,297	417	—
Forgiveness of debt	(250)	—	—
Gain on extinguishment of debt	—	(2,380)	—
Changes in current assets and liabilities:
Accounts receivable	(1,054)	(1,214)	(2,403)
Inventories	(259)	(82)	(1,797)
Prepaid expenses	(69)	24	43
Accounts payable and accrued expenses	1,751	1,418	3,727
Deferred revenue	77	(33)	(100)

Net cash provided by operating activities	1,679	775	984

Cash flows from investing activities:
Purchase of property and equipment	(1,668)	(1,603)	(1,202)
Proceeds from sale of assets and other	173	—	4
Acquisition of business	—	—	(671)

Net cash used in investing activities	(1,495)	(1,603)	(1,869)

Cash flows from financing activities:
Proceeds from borrowings on note payable – financial institution	—	4,826	1,041
Repayment of note payable – financial institution	(1,013)	(759)	—
Repayment of note payable – seller	—	(1,270)	—
Distribution to member	(50)	(1,500)	—

Net cash (used in) provided by financing activities	(1,063)	1,296	1,041

Effect of exchange rates on cash	(64)	(128)	87

Net change in cash	(943)	340	243
Cash, beginning of year	1,224	281	621

Cash, end of year	$281	$621	$864

Supplemental disclosures of cash flow:
Cash paid for interest	$1,182	$1,386	$1,474

Supplemental schedule of noncash investing and financing activities:
Earn-out adjustment in conjunction with PQ acquisition	$1,000	$—	$—

Capital contribution in connection with debt financing	$—	$750	$—

See notes to consolidated financial statements.

Creatas, LLC and Subsidiaries

Notes to Financial Statements

For the Years Ended December 31, 2002, 2003 and 2004

1. PRINCIPAL BUSINESS ACTIVITY

The accompanying consolidated financial statements include the accounts of Creatas, LLC (“Creatas”) and its wholly owned subsidiaries, PictureQuest Acquisition Company, LLC (“PQ”) and Dynamic Graphics, Inc. (“DG”). DG includes its accounts as well as its 99%-owned subsidiaries, Dynamic Graphics (UK) Ltd. in the United Kingdom (“DGUK”) and Dynamic Graphics International Ltd. in Jamaica (“DGJ”), and its wholly owned subsidiary, Dynamic Graphics, Pty. Ltd. in Australia (“DGA”) (collectively referred to as the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Creatas is a holding company that was formed during 2000 to facilitate the acquisitions of DG and PQ.

PQ markets and distributes stock and royalty-free digital still images throughout the world through the Internet, catalogues and direct customer contact.

DG is a provider of visual content to customers throughout the United States. Its principal product consists of photographs, illustrations and editorial magazines. DG also provides seminars in the United States.

DGUK and DGA provide visual content to international customers.

DGJ is a foreign sales corporation that sells the products produced by DG, its parent company, to foreign customers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers’ ability to pay, certain percentages of aged receivables and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.

In accordance with Statement of Position 98-1, the costs of computer software developed or acquired for internal use incurred during the preliminary project stage are expensed as incurred. Costs incurred during the application development stage are capitalized. Costs incurred during the post-implementation or operation stage are expensed as incurred.

The Company recognizes revenue when persuasive evidence of an arrangement exists, the product has been delivered, the rights and risks of ownership have passed to the customer, the price is fixed and determinable, and collection of the resulting receivable is reasonably assured. For arrangements which include customer acceptance provisions, revenue is not recognized until the terms of acceptance are met. Reserves for sales returns and allowances are estimated and provided for at the time of shipment. Deferred subscription revenue consists of subscriptions billed to customers in advance of the subscription period, which is recognized into income as subscriptions are delivered to the customers.

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

The Company sells its products primarily to customers located throughout the world. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Management believes that the Company is not subject to any significant concentrations of credit risk on accounts receivable.

Included in other assets at December 31, 2004 are financing fees in the amount of $26,000, net of accumulated amortization of $724,000, which are being amortized over the term of the related loan agreement.

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets.

No provision for income taxes has been reflected in the accompanying consolidated financial statements for Creatas and PQ since, according to the Internal Revenue Code (the “Code”), a limited liability company is not responsible for payment of income taxes. All income, gains, losses and credits retain their character and pass through directly to the individual members. DG is a taxable C Corporation.

Purchased intangible assets, consisting of supplier licensing and trademarks, are carried at cost less accumulated amortization. Amortization of purchased intangible assets are computed using the straight-line method over the economic lives of the respective assets, generally 5 to 10 years. The Company adopted Statement of Financial Accounting Standards No. 142 (“SFAS No. 142”), Goodwill and Other Intangible Assets, for the PQ and DG acquisitions, which requires goodwill to be tested for impairment on an annual basis and under certain circumstances, rather than amortized as previous standards required. The Company has determined that no impairment existed at December 31, 2004 for both PQ and DG.

General and administrative expenses include salaries and related costs which were approximately $6.4 million, $9.9 million and $11.1 million for the years ended December 31, 2002, 2003 and 2004, respectively.

Costs incurred for advertising are expensed as incurred and are included in marketing expenses. Advertising expenses were approximately $477,000, $766,000 and $1,029,000 for the years ended December 31, 2002, 2003 and 2004, respectively.

Costs incurred for shipping and handling fees are included in marketing expenses. Shipping and handling fees were approximately $447,000, $564,000 and $412,000 for the years ended December 31, 2002, 2003 and 2004, respectively.

The financial position of DG’s foreign subsidiaries is measured using local currency as the functional currency. Assets and liabilities of these subsidiaries have been translated at current exchange rates, and revenue and expenses have been translated at average exchange rates during the period. The aggregate effect of translation adjustments has been deferred and is reflected as a separate component of members’ equity until there is a sale or liquidation of the underlying foreign investment. Foreign currency transaction gains and losses are included in operations and amounted to a loss of approximately $37,000, $138,000 and $46,000 for the years ended December 31, 2002, 2003 and 2004, respectively.

Included in the consolidated balance sheet are total assets of DGUK and DGA, all of which are located in the United Kingdom and Australia, respectively, and which totaled approximately $923,000 and $465,000, respectively, as of December 31, 2003, and $2,928,000 and $493,000, respectively, as of December 31, 2004.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates by management. Actual results could differ from these estimates.

3. INVENTORIES

Inventories consist of the following (in thousands):

	December 31,
	2003	2004
Finished goods	$800	$1,650
Work-in-process (primarily photographs and illustrations)	266	1,213

	$1,066	$2,863

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

	December 31,		Depreciation/ Amortization Period
	2003	2004
Land	$138	$138
Building and improvements	3,316	3,437	7 to 50 years
Machinery and equipment	1,878	1,868	3 to 10 years
Computer software	2,254	3,323	3 to 5 years
Furniture and fixtures	286	385	7 to 20 years
Automobiles	14	9	3 to 5 years

	7,886	9,160
Less: Accumulated depreciation	(1,557)	(2,676)

	$6,329	$6,484

5. ACQUISITION OF BUSINESSES

During July 2001, PQ purchased certain assets and assumed certain liabilities of a third-party marketer and distributor of stock and royalty-free digital still images through the Internet, catalogues and direct customer contact. In conjunction with the acquisition, PQ entered into a three-year agreement to obtain software application support services from the seller. During 2002, the Company entered into an agreement with the seller whereby the seller is no longer providing this support service. This resulted in a write-down of $1,292,000 during the year ended December 31, 2002 that is included in general and administrative expenses in the consolidated statements of operations and comprehensive income (loss). Additionally, PQ was granted an exclusive license of certain software at a cost of $1,000,000, which was funded by the issuance of a long-term note due to the seller (see Note 6). This license is being amortized over five years and amortization amounted to $200,000 for each of the years ended December 31, 2002 and 2003, respectively. In December 2003, PQ and the third-party marketer agreed to terminate all of each party’s liabilities and obligations under the agreement and PQ agreed to pay the third-party marketer $1,250,000. Accordingly, in 2003, PQ recognized a gain on early extinguishment of debt, net of related expenses, of $2,380,000, which is included in other income in the accompanying consolidated statement of operations and comprehensive income (loss). PQ developed new software to replace the software licensed from the seller which was launched in 2004. Accordingly, in 2003, PQ wrote down the net realizable value of the software license to $100,000 that is included in other assets in the consolidated balance sheet. This resulted in a write-down of $417,000 in 2003 which is included in other income in the accompanying consolidated statement of operations and comprehensive income (loss).

During October 2004, DGUK purchased certain assets of IT Stock International Limited (“IT Stock”) for approximately $1,000,000. IT Stock is engaged in the related business of selling stock photography. The IT Stock financial results have been included for the period between October 6, 2004 and December 31, 2004. Had IT Stock been included in the financial results as if the purchase had occurred as of January 1, 2002, $1.2 million, $1.2 million and $1.5 million in revenues and ($199,000), ($262,000) and $196,000 in net income (loss) would have been included in the Company’s results for the years ended December 31, 2002, 2003 and 2004, respectively.

Intangible assets consist of the following (in thousands):

	December 31,
	2003		2004
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Trademark (10-year useful life)	$1,147	$277	$1,147	$392
Supplier licensing (5-year useful life)	109	53	109	75

	$1,256	$330	$1,256	$467

Aggregate amortization expense was $137,000 for the years ended December 31, 2002, 2003 and 2004.

Estimated amortization expense for intangible assets subject to amortization is as follows (in thousands):

Year Ending December 31,
2005	$137
2006	127
2007	115
2008	115
2009	115
Thereafter	180

$789

6. NOTE PAYABLE

Note payable consists of the following:

	December 31,
	2003	2004
Note payable to financial institution in varying quarterly principal installments with a lump-sum principal payment due March 2008, including interest payable monthly at either the prime rate (5.25% at December 31, 2004) plus 1.5% to 4.25%, or at the three-month LIBOR (2.558% at December 31, 2003) plus 3.5% to 6.25% plus deferred interest, as defined, accruable monthly on the principal balance through March 2008.	$16,329	$17,370
Less: Current maturities	—	(1,545)

Note payable	$16,329	$15,825

The note was amended on June 30, 2003 and December 23, 2003. The amended note contains certain restrictions regarding covenants and financial ratios, as defined.

As of December 31, 2003 and 2004, the deferred interest on this note was approximately $1.4 million and $2.0 million, respectively.

In June 2003, Creatas granted additional membership interest to the financial institution in the amount of $750,000 in consideration for debt financing fees incurred. These fees are included, net of amortization, in other assets in the accompanying balance sheet as of December 31, 2003 and 2004.

The note was repaid in March 2005. Interest expense charged to operations was approximately $1.8 million, $2.2 million and $2.1 million for the years ended December 31, 2002, 2003 and 2004, respectively.

7. COMMITMENTS

The Company is obligated under non-cancelable operating leases for office space expiring at various dates through May 2005. The leases are subject to escalations for the Company’s proportionate share of increases in real estate taxes and operating expenses. Future minimum lease payments under these leases are approximately $112,000.

Rent expense charged to operations was approximately $258,000, $282,000 and $285,000 for the years ended December 31, 2002, 2003 and 2004, respectively and is included in general and administrative expenses in the consolidated statements of operations.

A member of Creatas has the right to require Creatas to repurchase all of its equity interest at any time after the earlier of December 31, 2005 or two years after Creatas refinances its debt, as defined in the agreement, at fair value at the date of repurchase.

8. INCOME TAXES

DG has a net operating loss carryforward of approximately $4.7 million at December 31, 2004 available to offset future federal taxable income which begin to expire in 2020. DG also had $4.6 million of net operating losses for state income tax purposes, which begin expiring in 2016.

As of December 31, 2004, the carrying amount of assets for tax purposes exceeded their book basis by $300,000. The carrying amount of liabilities for financial reporting purposes exceeded their tax basis by $2.0 million.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences between the carrying amount and tax basis of assets and liabilities, primarily property and equipment as well as accounts receivable and other liabilities aggregating approximately $2.5 million. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from the Company’s deferred tax asset, the Company has recorded a full valuation allowance at December 31, 2004.

The provision (credit) for income taxes consisted of current foreign taxes of $(18,000), $14,000 and $(        ) for the years ended December 31, 2002, 2003 and 2004, respectively and deferred foreign taxes of ($155,000) for the year ended December 31, 2004.

9. EMPLOYEE BENEFIT PLAN

The Company has a contributory defined contribution plan under Section 401(k) of the Code covering all qualified employees. Participants may elect to defer up to 25% of their annual compensation, subject to an annual limitation as provided by the Code. The plan provides for a 50% matching contribution up to a maximum of 5% of each participating employee’s deferral amount. In addition, the Company may make a discretionary matching contribution. Contributions to the plan were approximately $13,000, $81,000 and $99,000 for the years ended December 31, 2002, 2003 and 2004, respectively.

10. RELATED PARTY TRANSACTIONS

The Company rents a facility on a month-to-month basis from an entity that is a member of Creatas. Rent expense included above for the facility amounted to $36,000, $60,000 and $60,000 for the years ended December 31, 2002, 2003 and 2004, respectively.

During 2003, three members of Creatas contributed $1,783,000 to the Company. In accordance with agreements between Creatas and two of the members, contributions totalling $1,033,000 have been deferred until July 2006. The amounts due accrue interest at the rate of 9% per annum and have been classified as an increase of members’ deficiency in the accompanying consolidated balance sheet.

11. SUBSEQUENT EVENT

In March, 2005, the members of Creatas agreed to sell all of their equity to Jupitermedia Corporation for $38.2 million in cash and 1,483,074 restricted shares of Jupitermedia common stock preliminarily valued at $21.6 million when issued.

Creatas, LLC and Subsidiaries

Creatas, LLC and Subsidiaries

Consolidated Balance Sheet

March 31, 2005

(unaudited)

(in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$1,890
Accounts receivable, net of allowances of $627	5,475
Prepaid expenses and other	1,429

Total current assets	8,794

Property and equipment, net	6,324
Intangible assets, net	7,375
Goodwill	52,491

Total assets	$74,984

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$6,601
Accrued expenses	5,023
Deferred revenue	3,049

Total current liabilities	14,673

Long-term liabilities:
Deferred income taxes	104

Total liabilities	14,777

Commitments
Members’ equity	60,207

Total liabilities and members’ equity	$74,984

See notes to financial statements.

Creatas, LLC and Subsidiaries

For the Three Months Ended March 31, 2004 and 2005

Consolidated Statements of Operations

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2004	2005
Revenues	$9,968	$12,134
Cost of revenues	4,173	5,040

Gross profit	5,795	7,094

Operating expenses:
Marketing expenses	3,553	3,846
General and administrative	2,127	2,508

Total operating expenses	5,680	6,354

Operating income	115	740
Interest income	1	—
Interest expense	(554)	(278)

Net income (loss)	$(438)	$462

See notes to financial statements.

Creatas, LLC and Subsidiaries

For the Three Months Ended March 31, 2004 and 2005

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2004	2005
Cash flows from operating activities:
Net income (loss)	$(438)	$462
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	(3)	101
Deferred interest	161	—
Depreciation and amortization	303	544
Provision for doubtful accounts	(35)	—
Changes in current assets and liabilities:
Accounts receivable	(399)	181
Inventories	(263)	—
Prepaid expenses and other	(486)	(1,473)
Accounts payable and accrued charges	1,438	802
Deferred revenue	306	409

Net cash provided by operating activities	584	1,026

Cash flows from investing activities:
Purchase of property and equipment	(300)	—
Proceeds from sale of Creatas, LLC	—	38,175

Net cash provided by investing activities	(300)	38,175

Cash flows from financing activities:
Repayment of notes payable	—	(19,617)
Distribution to members	—	(18,558)

Net cash used in financing activities	—	(38,175)

Effect of exchange rates on cash	(73)	—

Net change in cash and cash equivalents	211	1,026
Cash and cash equivalents, beginning of period	621	864

Cash and cash equivalents, end of period	$832	$1,890

Supplemental disclosures of cash flow:
Cash paid for interest	$—	$278

See notes to financial statements.

Creatas, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

For the Three Months Ended March 31, 2004 and 2005

1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared from the books and records of Creatas, L.L.C. and subsidiaries in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto for the years ended December 31, 2003 and 2004 for Creatas L.L.C. and subsidiaries included herein. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Financial Information is based on the historical financial statements of Jupitermedia Corporation and Creatas, L.L.C. and subsidiaries and has been prepared to illustrate the effect of Jupitermedia Corporation’s acquisition of the shares of Creatas, L.L.C. and subsidiaries (the “Acquired Shares”). The Unaudited Pro Forma Combined Financial Information has been prepared using the purchase method of accounting.

The Unaudited Pro Forma Combined Balance Sheet as of March 31, 2005 gives effect to the acquisition of the Acquired Shares as if the acquisition had been consummated on March 31, 2005. The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2004 and for the three months ended March 31, 2005 give effect to the acquisition of the assets of the Acquired Shares as if the acquisition had been consummated on January 1, 2004.

The Unaudited Pro Forma Combined Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Combined Financial Information included in this report and should be read in conjunction with the historical financial statements and accompanying disclosures contained in Jupitermedia Corporation’s December 31, 2004 consolidated financial statements and notes thereto on Form 10-K and the historical financial statements of Creatas, L.L.C. and subsidiaries for the years ended December 31, 2003 and 2004 and notes thereto included in this report.

The Unaudited Pro Forma Combined Financial Information does not reflect future events that may occur after the acquisition has been completed. As a result of the assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Combined Financial Information does not purport to describe the actual financial condition or results of operations that would have been achieved had the acquisition in fact occurred on the dates indicated, nor does it purport to predict Jupitermedia Corporation’s future financial condition or results of operations. The acquisition will be accounted for as a purchase. Jupitermedia Corporation has not completed the final allocation of the purchase price to tangible and intangible assets of the acquisition.

Jupitermedia Corporation

Jupitermedia Corporation

Unaudited Pro Forma Combined Balance Sheet

March 31, 2005

(in thousands)

	Jupitermedia Corporation (historical)	Creatas, LLC (historical)	Pro Forma Adjustments	Jupitermedia Corporation Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$19,586	$1,890	$(1,890)	$19,586
Accounts receivable	20,496	5,475	(5,475)	20,496
Unbilled accounts receivable	1,580	—	—	1,580
Prepaid expenses and other	3,970	1,429	(1,429)	3,970

Total current assets	45,632	8,794	(8,794)	45,632

Property and equipment, net	8,645	6,324	(6,324)	8,645
Intangible assets, net	28,695	7,375	(7,375)	28,695
Goodwill	95,259	52,491	(52,491)	95,259
Investments and other assets	1,336	—	—	1,336

Total assets	$179,567	$74,984	$(74,984)	$179,567

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,423	$6,601	$(6,601)	$9,423
Accrued payroll and related expenses	2,525	—	—	2,525
Accrued expenses and other	7,263	5,023	(5,023)	7,263
Deferred revenue	19,457	3,049	(3,049)	19,457
Current portion of long-term obligations	6,667	—	—	6,667

Total current liabilities	45,335	14,673	(14,673)	45,335

Long-term debt	13,333	—	—	13,333
Deferred revenues	586	—	—	586
Deferred tax liabilities	606	104	(104)	606
Other long-term liabilities	197	—	—	197

Total liabilities	60,057	14,777	(14,777)	60,057

Commitment and contingencies

Members’ equity	—	60,207	(60,207)	—

Stockholders’ equity:
Preferred stock	—	—	—	—
Common stock	339	—	—	339
Additional paid-in capital	237,574	—	—	237,574
(Accumulated deficit) retained earnings	(118,144)	—	—	(118,144)
Treasury stock, 65,000 shares at cost	(106)	—	—	(106)
Accumulated other comprehensive income	(153)	—	—	(153)

Total stockholders’ equity	119,510	—	—	119,510

Total liabilities, members’ equity and stockholders’ equity	$179,567	$74,984	$(74,984)	$179,567

See notes to the unaudited pro forma combined balance sheet.

Jupitermedia Corporation

Notes to Unaudited Pro Forma Combined Balance Sheet

March 31, 2005

The unaudited pro forma combined balance sheet gives effect to the following unaudited pro forma adjustments:

1.	Since the acquisition of Creatas, L.L.C. occurred on March 7, 2005, the historical financial information of Jupitermedia Corporation as of March 31, 2005 reflects the acquisition of Creatas, L.L.C. Therefore, the pro forma adjustments presented in the Unaudited Pro Forma Combined Balance Sheet as of March 31, 2005 eliminate the Creatas, L.L.C. historical information shown separately.

Jupitermedia Corporation

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2004

(in thousands, except per share amounts)

	Jupitermedia Corporation (historical)	Creatas, LLC (historical)	Pro Forma Adjustments		Jupitermedia Corporation Pro Forma
Revenues	$71,888	$43,073	$—		$114,961
Cost of revenues	26,077	16,697	—		42,774

Gross profit	45,811	26,376	—		72,187

Operating expenses:
Advertising, promotion and selling	16,232	5,176	—		21,408
General and administrative	10,687	20,176	(1,020	)(1)	29,843
Depreciation	804	—	883	(1)	1,687
Amortization	2,166	—	137	(1)	2,303

Total operating expenses	29,889	25,352	—		55,241

Operating income	15,922	1,024	—		16,946

Income on investments and other, net	190	46	—		236
Interest income	163	—	(158	)(5)	5
Interest expense	(130)	(2,066)	1,117	(2)(3)	(1,079)

Income (loss) before provision for income taxes, minority interest and equity losses from international and venture fund investments, net	16,145	(996)	959		16,108

Provision for income taxes	288	(160)	—		128
Minority interest	(89)	—	—		(89)
Equity loss from international and venture fund investments, net	(31)	—	—		(31)

Net income (loss)	$15,737	$(836)	$959		$15,550

Earnings per share:
Basic	$0.54				$0.50

Diluted	$0.49				$0.47

Shares used in computing earnings per share:
Basic	29,381		1,483	(4)	30,864

Diluted	31,801		1,483	(4)	33,284

See notes to the unaudited pro forma combined statements of operations.

Jupitermedia Corporation

Unaudited Pro Forma Combined Statements of Operations

For the Three Months Ended March 31, 2005

(in thousands, except per share amounts)

	Jupitermedia Corporation (historical)	Creatas, LLC (historical)	Pro Forma Adjustments		Jupitermedia Corporation Pro Forma
Revenues	$25,014	$12,134	$(3,464	)(6)	$33,684
Cost of revenues	9,552	5,040	(1,705	)(6)	12,887

Gross profit	15,462	7,094	(1,759)		20,797

Operating expenses:
Advertising, promotion and selling	4,693	3,846	(640	)(6)	7,899
General and administrative	3,407	2,508	(826	)(1)(6)	5,089
Depreciation	287	—	257	(1)(6)	544
Amortization	829	—	(65	)(1)(6)	764

Total operating expenses	9,216	6,354	(1,274)		14,296

Operating income (loss)	6,246	740	(485)		6,501

Income on investments and other, net	(30)	—	—		(30)
Interest income	119	—	(95	)(5)(6)	24
Interest expense	(88)	(278)	(41	)(2)(3)(6)	(326)

Income (loss) before provision for income taxes and minority interest	6,247	462	(540)		6,169

Provision for income taxes	678	—	(105	)(6)	573
Minority interest	(23)	—	—		(23)

Net income (loss)	$5,546	$462	$(435)		$5,573

Earnings per share:
Basic	$0.17				$0.16

Diluted	$0.16				$0.15

Shares used in computing earnings per share:
Basic	32,733		1,088	(4)	33,821

Diluted	35,693		1,088	(4)	36,781

See notes to the unaudited pro forma combined statements of operations.

Jupitermedia Corporation

Notes to Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2004 and For the Three Months Ended March 31, 2005

The unaudited pro forma combined statements of operations give effect to the following unaudited pro forma adjustments:

1.	Adjustment reflects a reclass relating to the classification of historical depreciation and amortization expense to conform with Jupitermedia’s presentation.

2.	Adjustment reflects the elimination of interest expense related to the long-term debt of Creatas not assumed by Jupitermedia.

3.	Adjustment reflects the increase of interest expense related to the loan under the credit facility used to finance the acquisition.

4.	Adjustment reflects the shares issued as part of the acquisition

5.	Adjustment reflects the reduction in interest income related to the cash expended in the purchase transaction.

6.	Adjustment reflects the activity from March 7, 2005 through March 31, 2005 included in the historical financial statements of Jupitermedia Corporation for the three months ended March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

Date: May 23, 2005	By:	/s/ Christopher S. Cardell
Christopher S. Cardell
President